Contact: Kleyton Parkhurst, SVP
ePlus inc.
investors@eplus.com
703-984-8150

ePlus Reports First Quarter Financial Results
Earnings Conference Call Scheduled for August 7th

HERNDON, VA – August 6, 2012 – ePlus inc. (Nasdaq NGM: PLUS – news), a leading provider of technology solutions, today announced financial results for its first quarter of fiscal year 2013, which ended June 30, 2012. Total revenues for the quarter increased $65.8 million, or 36.8%, to $244.7 million, as compared to $178.9 million recorded in the prior fiscal year’s first quarter.  Net earnings increased 117.7% to $8.1 million, as compared to $3.7 million in the prior year’s quarter.  Fully diluted earnings per share increased 131.8% to $1.02 per share from $0.44 per share.

“We are very pleased with our financial results for the quarter,” stated Phillip G. Norton, chairman, president and CEO of ePlus.  “We experienced organic revenue growth as our advanced technology solutions continue to resonate with customers.  The investments we’ve made over the past two years, including four acquisitions and geographic expansion into new markets, are helping to produce these very favorable results.  Our focus on building technology solutions for the cloud, data center, collaboration, managed services and security, are helping to drive revenue and maintain our gross margin, which increased to 17.0% as compared to 16.9% the prior year.”

As of June 30, 2012, the Company had $59.1 million of cash and cash equivalents and short term investments, as compared to $41.2 million on March 31, 2012.  During the quarter, the Company increased the sales of certain financial assets as part of its working capital and portfolio management process which generated additional cash and cash equivalents.  As of June 30, 2012, the Company had total shareholders’ equity of $227.4 million and 8.1 million shares outstanding, as compared to $219.6 million and 8.0 million shares, respectively, as of March 31, 2012.

Results of Operations

We manage our business in two segments, the technology sales business segment and the financing business segment. The technology sales business segment sells information technology equipment and software and related services primarily to corporate customers on a nationwide basis, and also provides Internet-based business-to-business supply chain management solutions for information technology and other operating resources. The financing business segment offers lease-financing solutions to corporations and governmental entities nationwide.

Technology Sales Business Segment

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Total revenues increased 38.0% to $236.3 million compared to $171.2 million in the quarter ended June 30, 2011. The increase in revenues was due to increases in customer demand, particularly from Fortune 100 companies, and investments we made over the last twelve months to improve our product and service offerings and expand our geographical footprint.

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Total costs and expenses were $225.4 million compared to $167.2 million in the same quarter last year, an increase of 34.8%. The increase in costs and expenses was primarily driven by increases in cost of sales, products and services, which was consistent with the increase in sales of products and services.  In addition, salaries and benefits increased as a result of our investment in sales and support personnel and strategic acquisitions.

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Gross margin on sales of products and services was 17.0% and 16.9% during the quarters ended June 30, 2012 and 2011, respectively. The change in gross margin was primarily affected by the amount of vendor incentives earned during the period.

•	Segment earnings before tax increased $6.8 million to $10.8 million.

Financing Business Segment

•	Total revenues increased 10.1% to $8.4 million, as compared to $7.7 million in the quarter ended June 30, 2011, due to an increase in the net gain on sales of financial assets.
•	Total costs and expenses increased 5.5% to $5.7 million, due to increases in direct lease costs and professional and other fees.
•	Segment earnings before tax were $2.7 million compared to $2.3 million for the same quarter prior year.

Restatement

On May 31, 2012, the Company announced that it would restate its consolidated financial statements for the fiscal years ended March 31, 2010 and 2011, and the quarterly financial statements for the three quarters ended June 30, September 30, and December 31, 2011, and all of the quarters in the fiscal year ended March 31, 2011. The restatement has had no effect on the Company’s previously reported earnings, earnings per share, or consolidated statements of cash flows.  The restated results for the three months ended June 30, 2011 are presented in this release.  A more detailed description of the restatement was included in the annual report on Form 10-K for the fiscal year ended March 31, 2012 filed with the Securities and Exchange Commission.

Conference Call Information

The Company will host a conference call on Tuesday, August 7, at 2:00 p.m. Eastern Time to review and discuss the Company’s results for the first quarter of fiscal year 2013.  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320. Passcode 16481419. A live webcast will be available via the Company’s investor relations Web site at http://www.eplus.com/investors.

A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, or for international callers, (404) 537-3406.  Passcode 16481419.  The replay will be available until August 14, 2012, and the webcast will also remain available for replay via the Company’s investor relations page of its Web site.

About ePlus inc.

ePlus is a leading provider of technology solutions. ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, managed and professional services, flexible lease financing, proprietary software, and patented business methods and systems.  Founded in 1990, ePlus has more than 800 associates serving federal, state, municipal, and commercial customers nationally.  The Company is headquartered in Herndon, VA.  For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; our ability to design, improve or remediate, as necessary, internal controls to address identified issues; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	As of June 30, 2012	As of March 31, 2012
ASSETS	(amounts in thousands)

Cash and cash equivalents	$ 55,359	$ 33,778
Short-term investments	3,692	7,396
Accounts receivable—net	189,666	174,599
Notes receivable—net	14,283	24,337
Inventories—net	23,997	23,514
Investment in leases and leased equipment—net	103,140	115,974
Property and equipment—net	2,116	2,086
Other assets	25,997	23,560
Goodwill	28,580	28,444
TOTAL ASSETS	$ 446,830	$ 433,688

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable—equipment	$ 6,804	$ 17,268
Accounts payable—trade	25,076	26,719
Accounts payable—floor plan	97,415	85,911
Salaries and commissions payable	10,049	9,500
Accrued expenses and other liabilities	39,800	40,822
Recourse notes payable	1,727	1,727
Non-recourse notes payable	32,780	26,328
Deferred tax liability	5,786	5,786
Total Liabilities	219,437	214,061

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding
Common stock, $.01 par value; 25,000,000 shares authorized; 12,787,999 issued and 8,059,049 outstanding at June 30, 2012 and 12,692,224 issued and 7,999,895 outstanding at March 31, 2012	$ 128	$ 127
Additional paid-in capital	94,447	93,545
Treasury stock, at cost, 4,728,950 and 4,692,329 shares, respectively	(66,565)	(65,416)
Retained earnings	198,968	190,906
Accumulated other comprehensive income—foreign currency translation adjustment	415	465
Total Stockholders' Equity	227,393	219,627
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 446,830	$ 433,688

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
	2012	2011 As Restated
	(amounts in thousands, except shares and per share data)

Sales of product and services	$ 234,282	$ 169,321
Financing revenue	7,900	7,434
Fee and other income	2,542	2,144

TOTAL REVENUES	244,724	178,899

COSTS AND EXPENSES

Cost of sales, product and services	194,391	140,674
Direct lease costs	2,243	2,096

Professional and other fees	3,113	2,425
Salaries and benefits	26,354	23,006
General and administrative expenses	4,655	4,033
Interest and financing costs	405	382

TOTAL COSTS AND EXPENSES	34,527	29,846

EARNINGS BEFORE PROVISION FOR INCOME TAXES	13,563	6,283

PROVISION FOR INCOME TAXES	5,501	2,580

NET EARNINGS	$ 8,062	$ 3,703

NET EARNINGS PER COMMON SHARE—BASIC	$ 1.04	$ 0.45
NET EARNINGS PER COMMON SHARE—DILUTED	$ 1.02	$ 0.44

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	7,720,535	8,307,389
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	7,897,906	8,489,703

ePlus inc. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS BY SEGMENT
	Three Months ended June 30,
	2012		2011 As Restated
	Technology Sales Business Segment	Financing Business Segment	Technology Sales Business Segment	Financing Business Segment
	(amounts in thousands)

Sales of product and services	$ 234,282	$ -	$ 169,321	$ -
Financing revenues	-	7,900	-	7,434
Fee and other income	2,002	540	1,909	235

TOTAL REVENUES	236,284	8,440	171,230	7,669

COSTS AND EXPENSES

Cost of sales, products and services	194,391	-	140,674	-
Direct lease costs	-	2,243	-	2,096
Professional and other fees	2,503	610	2,075	350
Salaries and benefits	24,082	2,272	20,663	2,343
General and administrative expenses	4,438	217	3,767	266
Interest and financing costs	31	374	20	362

TOTAL COSTS AND EXPENSES	225,445	5,716	167,199	5,417

EARNINGS BEFORE PROVISION FOR INCOME TAXES	$ 10,839	$ 2,724	$ 4,031	$ 2,252